AGREEMENT OF SALE
                                -----------------

                    Fox Commercial Real Estate Services, Inc.
                           Licensed Real Estate Broker

THIS AGREEMENT OF SALE ("Agreement") made by and between Robert H. Trenner, Jr. & Debra L. Trenner, h/w ("Seller") and The First National Bank of West Chester ("Buyer") will be effective on the later of: the date it is executed by Seller; or, the date it is executed by Buyer.


                                   WITNESSETH:

1.       Sale.

Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, under the conditions hereinafter set forth, all that certain lot, tract and parcel of land together with the buildings and improvements thereon erected and all right, title and interest of Seller in and to the beds of any abutting roads or streets located in the Township of West Goshen, County of Chester, Pennsylvania, (the "Property") more fully described as follows:

                            887 South Matlack Street

                              (24,000 SF building)

                             West Chester, PA 19382

The zoning classification of the Property is 1-2 Light Industrial

         Failure of this Agreement to contain the zoning classification (except for single family dwelling) shall render this Agreement voidable by the Buyer and, if voided, any deposits tendered by the Buyer shall be returned to the Buyer without a requirement of court action.

Flood Zone: No    X    Yes ____ (Attach Form 5230)
               -------

2.       Purchase Price.

Buyer agrees to pay to Seller and Seller agrees to accept from Buyer, the sum of $1,750,000.00 (One Million Seven Hundred Fifty Thousand Dollars) ("Purchase Price") in full payment for the Property, payable as follows:

         (a) $10,000 in cash or by plain check upon Buyer's execution of this Agreement.

         (b) $65,000 in cash within 14 days of a fully executed agreement

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

         (c) The balance of the Purchase Price shall be payable as follows: Cash at time of final settlement.

3.       Escrow Provisions.

All monies paid on account of this Agreement shall be delivered and held in escrow by FOX COMMERCIAL REAL ESTATE SERVICES, INC. ("Broker") in accordance with the laws of the Commonwealth of Pennsylvania and the provisions of this Agreement shall be applied to the Purchase Price at the time of Settlement. Buyer and Seller understand and agree that all monies paid on account of the Agreement may be held in Broker's trust account pending disbursement as provided for herein. In the event Broker shall be in doubt as to its duties or obligations with regard to said escrow monies, Broker shall not be required to disburse same and may, at its option, continue to hold same until both Buyer and Seller agree as to its disposition, or until final judgment is entered by a court of competent jurisdiction directing its disposition, or Broker may place said earnest money in the registry of a court of competent jurisdiction and file an action in interpleader, in which case Broker shall thereupon be released of all liability for holding earnest money. Buyer and Seller shall pay all costs and legal fees of Broker in connection with such action in interpleader or in connection with any action instituted by either Buyer or Seller related to said earnest money. Except for willful breach of the terms of this Agreement or gross negligence, Broker shall not be liable to any person whomsoever for misdelivery or other error in the handling of the earnest money.

4.       Settlement.

Settlement ("Settlement") shall be held on or before March 2, 1998 at the office of the title company insuring Buyer's title at 11:00 AM or at such other mutually satisfactory time and place as Buyer and Seller agree upon.

5.       Apportionments.

At the time of Settlement, real estate taxes, water and sewer charges, rents and other income from the Property, if any, and all other apportionable charges shall be apportioned between Buyer and Seller to the day of Settlement. In the case of real estate taxes, such apportionments are to be based on the period for which such taxes are assessed and due and payable; that is, either on a calendar or fiscal year. Insurance premiums, if Buyer accepts an assignment of Seller's existing policies, are to be apportioned as of the day of Settlement.
All apportionments shall be based upon a 30 day month.

6.       Title.

         (a) Title to the Property shall be good and marketable, and such as will be insured at regular rates by any one of the reputable title insurance companies authorized to do business in Pennsylvania, free and clear of all encumbrances, except existing restrictions, easements, zoning ordinances and regulations, including statutes and ordinances relating to the lines of streets and to other municipal improvements affecting the Property.

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

         (b) Within thirty (30) days following the effective date of this Agreement, Buyer shall pay for and furnish to Seller, a title report on the Property, together with all exceptions set forth therein, and a written notification to Seller of Buyer's disapproval of any exceptions shown in said title report. In the event of any disapproval, Seller shall have until the date for Settlement within which to eliminate any disapproved exception(s) from the policy or title insurance to be issued in favor of Buyer and if not eliminated, then the Settlement shall be canceled unless Buyer elects to waive, in writing, its prior disapproval. Failure of Buyer to disapprove any exception(s) within the aforementioned time limit shall be deemed an approval of said title report.

         (c) Buyer shall submit to Seller, no later than thirty (30) days prior to the date of Settlement, a Special Warranty Deed conveying title in accordance with the terms of this Agreement. At the time of Settlement, Buyer shall be responsible for all conveyancing and recording charges, notary fees and other routine settlement costs customarily paid by the Buyer in the jurisdiction where the Property is located. All transfer taxes imposed upon the transaction contemplated by this Agreement shall be divided equally between Buyer and Seller. 7. Commission.

7.       Commission.

         (a) Seller hereby agrees to pay to Broker, as compensation for its services in connection with this sale, an amount equal to six percent (6%) of the Purchase Price. Seller's settlement representative(s) is hereby authorized and directed to deduct such amount from the proceeds of the sale and to pay the same to Broker at the time of Settlement. Furthermore, Seller agrees that, if it has executed an exclusive sales listing agreement with Broker, and if Settlement does not occur hereunder, Seller will be bound by the terms of such exclusive sales listing agreement.

         (b) Seller and Buyer each warrant to the other and to Broker that it has had no dealings with any real estate broker, agent, finder or other intermediary in connection with the negotiation of the transaction contemplated by this Agreement excepting only Broker and none other and neither know of any other real estate broker, agent, finder or other intermediary who is entitled to a commission in connection with such transaction. Seller will indemnify and hold harmless Buyer and Broker from any loss, claim or damage, including all costs, expenses and attorneys' fees arising from any claim for commission or fees from any person or other entity, excluding Broker and none other , claiming by, under or through Seller. Buyer will indemnify and hold harmless Seller and Broker and none other , from any loss, claim or damage, including all costs, expenses and attorneys' fees arising from any claim for commission or fees from any person or other entity, excluding Broker and none other , claiming by, under or through Buyer.

         (c) If there is a failure of Settlement by reason of Buyer's default, a commission shall be paid by Seller to Broker only to the extent of 50% of any monies paid on account of this Agreement by Buyer (in which event Broker shall remit to Seller the balance of the monies paid on account of this Agreement), but in no event will the sum paid to the Broker be in excess of the Broker's commission specified in Paragraph 7 (a) above. Thereafter, Broker shall have no further liability or responsibility to either Seller or Buyer.
             8. Notices of Improvement.

8.       Notices of Improvement.

Provided Settlement is completed hereunder, Buyer agrees to comply, at Buyer's sole cost and expense, with the requirements of any notices or ordinances relating to the Property or to any streets bounding thereon, which may be issued or enacted by any governmental authority having jurisdiction over the Property on or after the effective date of this Agreement by such authority. Seller agrees to comply, at Seller's sole cost and expense, with the requirements of any authority at any time prior to the effective date of this Agreement. Seller agrees to forward to Buyer copies of any such notices received by Seller on or after the effective date of this Agreement.

9.       Damage.

         (a) Seller shall maintain the Property (including all items referred to in Paragraph 12 herein) and any personal property as specifically scheduled herein in its present condition, normal wear and tear excepted.

         (b) Seller shall bear the risk of loss from fire or other casualty until the time of Settlement. In the event of damage to any property included in this sale by fire or other casualties, not repaired or replaced prior to Settlement, Buyer shall have the option to declare this Agreement null and void and receiving all monies paid on account, or to accept the Property in the then condition together with the proceeds of any insurance recovery obtainable by the Seller. Buyer is hereby notified that it may insure its equitable interest in this Property as of the time of the acceptance of this Agreement. 10. Buyer's Default.

10.      Buyer's Default.

If Buyer fails to complete Settlement on or before the date for Settlement provided for herein, or otherwise defaults in any of the terms and conditions of this Agreement, the amount paid on account of this Agreement, together with such further sum or sums of money as may be paid on account, or as consideration for any extension or amendment of the terms and conditions hereof, at the option of Seller may:

         (a) Be retained by Seller as assessed and liquidated damages and not as penalty;

11.      Buyer's Remedies.

In the event title is not as agreed, or in the event of failure of area, or in case the zoning classification or present use of the Property is not as herein set forth, then in any such event, Buyer shall only have the option of completing Settlement subject to any such defect in title, failure of area, zoning classification or violation that may exist, without abatement of the Purchase Price, or of terminating this Agreement, in which latter event all executed original copies of this Agreement in Buyer's possession shall be returned to Seller, all deposit monies paid on account hereof shall be refunded to Buyer, and Seller shall reimburse Buyer for the reasonable costs expended by Buyer for a title search, whereupon this Agreement shall become null and void and neither party shall have any further liability hereunder.

12.      Personality.

This sale specifically includes all electric, heating, air-conditioning (if any), ventilating and plumbing systems and fixtures owned by Seller and attached to and appurtenant to the Property.

13.      Condition of Property.

Except as provided by addendum to this Agreement, Buyer, or Buyer's duly authorized representative, has inspected the Property, its value, its condition, including, but not limited to the presence of asbestos, hazardous materials and underground storage tanks, and its suitability for Buyer's intended use thereof, and the same has been purchased as a result of such inspection, and not on reliance upon any representations made by Seller, or any selling agent or other representative of Seller, and agrees that Seller shall not be liable or responsible for any agreement, condition or representation not specifically set forth in writing herein relating to or affecting the physical condition of the Property.

14.      Possession.

Possession of the Property shall be given to Buyer at the time of Settlement by the execution and delivery of the Special Warranty Deed. Formal tender of the Deed and purchase money is hereby waived.

15.      Recording.

This Agreement shall not be recorded in any public office. Any attempt by Buyer to record this Agreement shall be of no force and effect and shall constitute a default of Buyer hereunder.

16.      Contingencies.

If any contingency to this Agreement has not been eliminated within the time limits and pursuant to the provisions of this Agreement or waived, this Agreement shall be deemed null and void, all monies deposited hereunder shall be returned to Buyer and the Settlement canceled.

17.      Interpretation.

This  Agreement   shall  be  governed  by  the  laws  of  the   Commonwealth  of
Pennsylvania.

18.      Binding Effect.

This Agreement shall be binding upon Buyer and Seller and their respective heirs, successors and assigns.

19.      Agent(s).

It is expressly understood and agreed between the parties that the named Agent, Broker, and any Subagent, and their salespeople, employees, officers and or partners, are Agent(s) for the Seller, not the Buyer, however, the Agent(s) may perform services for the Buyer in connection with the financing, insurance and document preparation.

20.      Time of the Essence.

Time is of the essence in the performance of all the terms, covenants, conditions and obligations of this Agreement.

21.      Assignment.

Neither this Agreement nor any interest therein is assignable by Buyer without Seller's prior written consent.

22.      Entire Agreement.

This Agreement represents the entire agreement between Buyer and Seller and supersedes all prior oral and written proposals, communications and agreements regarding the Property. Neither Buyer, Seller nor Broker shall be bound by any understanding, agreement, promise, representation or stipulation, whether oral or written, expressed or implied, not specified in this Agreement.

23.      Notices.

Any notices required or permitted hereunder shall be deemed delivered if addressed to the parties or Broker at the addresses herein following and such notices were deposited in the United States mail with first class postage prepaid.

24.      Time Limit.

If this Agreement is not accepted by Seller on or before November 21, 1997, the offer contained herein shall be null and void and any check delivered hereunder to Broker shall be returned to Buyer.

25.      Foreign Investment In Real Property Tax Act.

The Foreign Investment in Real Property Tax Act (FIRPTA), IRC 1445, requires that every purchaser of U. S. real property must, unless an exemption applies, deduct and withhold from Seller's proceeds ten percent (10%) of the gross sale price. The primary exemptions which might be applicable are: (a) Seller provides Purchaser with an affidavit under penalty of perjury, that Seller is not a "foreign person", as defined in FIRPTA, or (b) Seller provides Purchaser with a "qualifying statement", as defined in FIRPTA, issued by the Internal Revenue Service. Seller and Purchaser agree to execute and deliver as appropriate, any instrument, affidavit and statement, and to perform any acts reasonably necessary to carry out the provisions of FIRPTA and regulations promulgated thereunder.

26.      Real Estate Recovery Fund.

There has been established under the Pennsylvania Real Estate Licensing and Registration Act, a Real Estate Recovery Fund, the purpose of which, subject to the provisions of the Act, is to provide a fund for the payment to aggrieved parties upon grounds of fraud, misrepresentation or deceit in connection with a transaction for which a license is required under the Act. Questions concerning such Fund should be directed to the Real Estate commission whose telephone number is (717) 783-3683.

27.      Addendum.

Any addendum attached hereto and signed or initialed by Buyer, Seller and Broker shall be deemed a part hereof.

28.      Toxic Contamination.

A.  Seller  certifies  that  he/she  has no  knowledge  of any  adverse  soil or underground conditions of the Property. Seller and the Property are in compliance with all requirements of law in connection with the disposal and storage of waste. To the best of Seller's knowledge, there has been no emission or discharge of any effluent, contaminants, pollution, sewage or other material at or near the Property nor have any polluting, toxic or hazardous substances been used, generated, treated, stored, released, discharged or disposed of on or near the Property by the Seller or by others, at any time. No notification of release of "a hazardous substance" or "hazardous waste' as such terms are defined in and pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., ("CERCLA"), The Resource Conservation and Recovery Act, 44 U.S.C. Section 6901 et seq. or the Federal Clean Water Act, 33 U.S.C. Section 1251 et seq, or any state or local environmental law, regulations or ordinance has been served upon Seller as to the Property, and the Property is not listed or formally proposed for listing in the National Priority List promulgated pursuant to CERCLA or on any state list of hazardous substance sites requiring investigation or clean-up. No PCB-contaminated, friable asbestos or formaldehyde-based insulation items are present at the Property.

B. The parties hereto indemnify and hold Agent harmless (including payment of Agent's reasonable attorney's fees) from and against any and all claims, suits or causes of action whatsoever arising out of the contamination of, or presence at, the Property by or of any substance, material or element referred to in this disclosure 17 caused by or attributable to Buyer, it's agents, representatives or employees.

29.      Compliance.

The parties hereto agree to comply with all applicable federal, state and local laws, regulations, codes, ordinances and administrative orders having jurisdiction over the parties, property or the subject matter of the Agreement, including, but not limited to, the 1964 Civil Rights Act and all amendments thereto, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, and The Americans With Disabilities Act.

Fox Commercial Real Estate Services, Inc.     Buyer: The First National Bank of
Licensed Real Estate Broker                          West Chester
1235 Westlakes Drive
Suite 425, Berwyn, PA 19312

By:    /s/James S. Lees, Jr.          By:      /s/Charles E. Swope
       ----------------------                  ---------------------------------
Title: Vice President                 Title:   Chairman of the Board / President
       ----------------------                  ---------------------------------
                                      By:      /s/Eric W. Rohrbach
                                               ---------------------------------
                                      Title:   Senior Vice President
                                               ---------------------------------
                                      Address: 9 North High Street
                                               ---------------------------------
                                               West Chester, PA  19381
                                               ---------------------------------
                                       ACCEPTED AND APPROVED:

                                       Date:   12-1-97
                                               ---------------------------------
                                       Seller: Robert H. Trenner, Jr.
                                               ---------------------------------
                                       By:     /s/Robert H. Trenner, Jr.
                                               ---------------------------------
                                       Title:
                                               ---------------------------------
                                       By:     /s/Debra L. Trenner
                                               ---------------------------------
                                       Title:
                                               ---------------------------------
                                       Address:
                                               ---------------------------------


FOX COMMERCIAL REAL ESTATE SERVICES, INC. is executing this Agreement only for the purpose of acknowledging receipt and acceptance of the amount as provided in
Section 2 (a) hereof, and agreeing to the provisions of Sections 3 and 7 hereof.

                          ADDENDUM TO AGREEMENT OF SALE
                          -----------------------------

                    Fox Commercial Real Estate Services, Inc.
                           Licensed Real Estate Broker

This is an Addendum to the Agreement of Sale ("Agreement") dated between  First National Bank of West Chester

as Buyer, and Robert H. Trenner, Jr. & Debra L. Trenner, h/w

as Seller, concerning the property known as 887 South Matlack Street, West Chester, PA 19382 as more specifically described in the Agreement.

The term "Agreement of Sale" shall be deemed to include a Deposit Receipt, Earnest Money Contract, or any similar document.


1. Contingency Period: Buyer shall have a period of thirty (30) days following the execution date (the "Due Diligence Period") within which to perform certain activities with respect to the property including without limitation, surveying, topographical studies, soil tests, engineering, environmental and other tests, preliminary land planning, review of the zoning classification and other requirements of applicable laws, statutes and ordinance of the land, determining the availability of utilities, communications with the applicable governmental and quasi-governmental authorities in connection with Buyer's reconstruction of building(s) for office and office related use (the "Proposed Improvements"). All investigations and inquiries by Buyer and the results thereof shall not affect or limit the representations and warranties of Seller contained in this agreement or waive or limit Buyer's right with respect to such representations and warranties. If, within the Due Diligence Period, Buyer, in its sole and absolute discretion, is unsatisfied with the results of such inquiries and investigations, Buyer shall have the absolute right to so notify Seller and to terminate this agreement, without further liability or either party, in which case the deposit previously paid by Buyer plus all interest accrued thereon shall be refunded to Buyer and Buyer shall deliver to Seller, at no cost to Seller, all surveys, plans, sketches, tests and the like (the "Development Data") in connection with the land which material shall be delivered without representation or warranty as to their accuracy, veracity or fitness for a particular purpose. During the Due Diligence Period, however, the parties shall otherwise be fully bound in accordance with the provisions hereof.

2.       Environmental Matters, To the best of Seller's knowledge:

         (i) the land is not now, and never has been, used as a landfill, disposal site or for generating, producing, processing, refining, handling, transferring, transporting, treating, storing, or disposing of "toxic wastes", "hazardous wastes", "petroleum" or "hazardous substances", as such terms are defined In all now and hereafter existing statutes, laws, ordinances, codes, regulations, rules, rulings, orders, decrees, directives, policies and requirements by any federal, state or local governmental authority regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment, nor has any toxic waste, hazardous wastes, petroleum or hazardous substances been released from or onto the land or any adjoining property.

         (ii)  the  land  contains  no  friable  asbestos,   asbestos-containing
         materials, PCB's PCB containing materials, or urea formaldehyde;

         (iii) no underground or above ground storage tanks are located on the land.

         (iv) the land, and any operations thereon, are in compliance with all applicable federal, state and local environmental statutes, ordinances, regulations and rules;

         (v) there are no conditions on or under the land which require removal, remediation or corrective action under any applicable federal, state or local environmental statutes, regulations, ordinances or rules; and

         (vi) there are no pending investigations, actions or proceedings concerning the land for violations of, or which may require removal, remediation or corrective action under, or for any lien, claim or charge under any applicable federal, state or local environmental statutes, regulations, ordinances or rules.

3. Access for Tests: Between the date of this agreement and the closing, Buyer or its agents, employees or contractors may enter upon the land for the purpose of making all surveys, plans, soil, environmental, water, and other tests, inspections and studies as Buyer may reasonably desire. In such connection, Buyer shall have free access, for inspection and copying, to all existing surveys, plans, studies, reports and other relevant information concerning the property which are in Seller's possession. If Buyer shall cause damage to the property as a result of the exercise of the foregoing rights, Buyer shall forthwith restore the affected portion of the land to substantially its condition immediately prior to the occurrence of such damage; and Buyer shall indemnify, defend and hold harmless Seller from and against any loss or liability (including without limitation claims or injury to persons or damage to property) arising from the negligent acts or omissions of Buyer, its agents, employees or contractors in the exercise of Buyer's rights under this paragraph. Buyer shall furnish Seller with, proof that all of the inspections to be conducted upon the property by Buyer or its agents shall be protected by liability insurance policy naming Seller as an additional insured thereunder and having a single limit of not less than One Million Dollars ($1,000,000.00), which policy shall be in form and issued by an insurance company licensed to do business in the Commonwealth of Pennsylvania. The provision of this paragraph shall survive closing as well as any earlier termination of this agreement and shall be deemed a surviving obligation.

4. Tax Free Exchange: Seller reserves the right to elect to sell the property and purchase a replacement property ("Replacement Property") as part of a tax deferred exchange under Section 1031 of the United States Internal Revenue Code ("Code"), by assigning its rights under this agreement to a qualified intermediary (the "Seller's Intermediary"), pursuant to the Code pursuant to a deferred exchange agreement between Seller and Seller's Intermediary ("Seller's Exchange Agreement"). In the event that Seller makes such elections, Buyer understands, acknowledges and agrees that Seller's Intermediary shall sell the property to the Buyer pursuant to the terms of this agreement and the Seller's Exchange Agreement and acquire the Replacement Property and that such arrangement shall in no event permit Buyer to withdraw from or fail to perform any of its obligations under this agreement of sale. Buyer shall cooperate with Seller and Seller's Intermediary to complete the sale of the property and the acquisition of the Replacement Property. Nothing herein contained shall require Buyer to take title to the Seller's Replacement Property or to execute any agreement by which Buyer shall assume any obligations with regard to Seller's exchange. Seller shall indemnify and hold the Buyer harmless from any liability, cost or expense incurred by Buyer's compliance with the terms of this paragraph, including Buyer's reasonable legal fees.

5. Seller to assign leases from Sonobond and Trend to the First National Bank of West Chester at settlement. Said leases to commence March 2, 1998 and expire September 30, 1998. Leases to be submitted to Buyer during the due diligence period for approval and acceptance. Both leases to be triple net, plus utilities and janitorial.




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




In the event of any conflict between the terms of this Addendum and the Agreement, the terms of this Addendum shall prevail.


Seller: ROBERT H. TRENNER, JR.           Buyer: FIRST NATIONAL BANK OF WEST
        & DEBRA L. TRENNER                      CHESTER


By:     /s/Robert H. Trenner          By:      /s/Charles E. Swope
        --------------------------             ---------------------------------
        /s/Debra L. Trenner
        --------------------------
Title:                                Title:   Chairman of the Board / President
        --------------------------             ---------------------------------

Address:                              Address: 9 North High Street
        --------------------------             ---------------------------------
                                               West Chester, PA  19381
        --------------------------             ---------------------------------
Date:        12-1-97                  Date:    Nov. 26, 1997
        --------------------------             ---------------------------------


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